Exhibit 5
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                                September 6, 2001

South Jersey Industries
1 South Jersey Plaza
Folsom, NJ 08037

              Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

              As counsel to South Jersey Industries, Inc. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to 1,500,000 shares of the Company's common stock to be issued pursuant to the Company's Dividend Reinvestment Plan.

              In connection therewith, we have examined the Company's Certificate of Incorporation, Bylaws and such corporate records and other documents as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

              Based upon the foregoing examination, information and assumptions, it is our opinion that the shares of common stock being registered hereby will, when issued hereafter in accordance with the Dividend Reinvestment Plan, be legally issued, fully paid and non-assessable.

              We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Opinion" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Cozen O'Connor

                                         COZEN O'CONNOR